Exhibit 99.1

Veracyte Announces First Quarter 2022 Financial Results

Grew Total Revenue to $67.8 million, an Increase of 85%

Conference Call and Webcast Today at 4:30 p.m. ET

SOUTH SAN FRANCISCO, Calif., May 3, 2022 --- Veracyte, Inc. (Nasdaq: VCYT) today announced financial results for the first quarter ended March 31, 2022.

"I am extremely pleased with our team’s strong results in the first quarter,” said Marc Stapley, Veracyte’s chief executive officer. “Last year we assembled the critical elements needed to drive near and long-term growth, including our acquisitions of Decipher Biosciences and HalioDx, complementing our prior acquisition of the nCounter diagnostic platform. We opened this year with the organization re-aligned to fully execute our strategic plan initiatives. With our innovative lab-based business and international reach, enabled by the automated nCounter platform, we are positioned to achieve our vision of improving outcomes for patients all over the world.”

Key Business Highlights:
•Increased first quarter total revenue by 85% to $67.8 million, compared to the first quarter of 2021;
•Grew test volumes to 23,245, an increase of 61% compared to the first quarter of 2021;
•Announced that new, expanded data will be presented at the upcoming American Thoracic Society (ATS) 2022 International Conference on the Percepta Nasal Swab test’s performance in current and former smokers with lung nodules, regardless of their smoking history burden;
•Announced that three abstracts will be presented at the upcoming American Urological Association conference highlighting new data on the genomic underpinnings of prostate and bladder cancers, derived from analyses of the Decipher GRID database;
•Introduced the Veracyte Biopharma Atlas, a unique pan-cancer database of comprehensive biomarkers linked to clinical outcome data leveraging Veracyte’s unique multi-omic and immuno-oncology capabilities, at the American Association for Cancer Research annual meeting in April;
•Announced that an updated clinical practice guideline, as well as a review article and separate commentary, were published in journals of the American Thoracic Society and highlight the role of the Envisia Genomic Classifier in the diagnosis of idiopathic pulmonary fibrosis (IPF); and
•Ended the first quarter of 2022 with cash and cash equivalents of $163.6 million.

First Quarter 2022 Financial Results
Total revenue for the first quarter of 2022 was $67.8 million, compared to $36.7 million in the first quarter of 2021. Testing revenue was $56.0 million, an increase of 69% compared to $33.1 million in the first quarter of 2021 driven by the strong performance of our Decipher urology portfolio. Product revenue was $3.0 million, a decrease of 3% compared to $3.1 million in the first quarter of 2021 as volume growth was offset by an approximately 5% currency headwind due to a decline in exchange rates. Biopharmaceutical and other revenue was $8.8 million, an increase of $8.2 million compared to $0.6 million in the first quarter of 2021, driven primarily by the contribution of the HalioDx acquisition.

Total gross margin for the first quarter of 2022, including the amortization of acquired intangible assets, was 58%, compared to 62% in the first quarter of 2021. Non-GAAP gross margin, excluding the amortization of acquired intangible assets and other acquisition related expenses was 65%, compared to 66% in the first quarter of 2021.

Operating expenses, excluding cost of revenue, were $54.4 million, a decrease of 20% compared to the first quarter of 2021. Non-GAAP operating expenses, excluding the cost of revenue, amortization of acquired intangible assets and other acquisition related expenses, were $49.1 million compared to $31.9 million in the first quarter of 2021.

First quarter 2022 net loss was $14.5 million, an improvement of 65% compared to the first quarter of 2021. Basic and diluted net loss per common share was $0.20, an improvement of 70% compared to the first quarter of 2021. Net cash used by operating activities in the first quarter of 2022 was $8.9 million, an improvement of $31.7 million compared to the first quarter of 2021.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables included in this press release. An explanation of these measures is also included below under the heading "Note Regarding Use of Non-GAAP Financial Measures."

2022 Financial Outlook
The company is currently projecting full year 2022 total revenue of $265 million to $275 million, representing year-over-year growth of 21% to 25% compared to the prior year. This compares to our prior 2022 total revenue guidance of $260 million to $275 million.

Conference Call and Webcast Details
Veracyte will host a conference call and webcast today at 4:30 p.m. Eastern Time to discuss the company's financial results and provide a general business update. The conference call will be webcast live from the company’s website and will be available via the following link: https://edge.media-server.com/mmc/p/iy7oapub. The webcast should be accessed 10 minutes prior to the conference call start time. A replay of the webcast will be available for one year following the conclusion of the live broadcast and will be accessible on the company’s website at https://investor.veracyte.com/events-presentations.

The conference call can be accessed as follows:

U.S./Canada participant dial-in number (toll-free):	(855) 541-0980
International participant dial-in number:	(970) 315-0440
Conference I.D.:	3848138

About Veracyte
Veracyte (Nasdaq: VCYT) is a global diagnostics company that improves patient care by answering important clinical questions to inform diagnosis and treatment decisions. Our growing menu of advanced diagnostic tests help patients avoid risky, costly procedures and interventions, and reduce time to appropriate treatment. Our tests address eight of the ten most prevalent cancers as defined by incidence in the United States. In addition to making our tests available in the United States through our central laboratories, our exclusive license to our best-in-class diagnostics instrument positions us to deliver our tests to patients worldwide through laboratories that can perform them locally. Veracyte is based in South San Francisco, California. For more information, please visit www.veracyte.com and follow the company on Twitter (@veracyte).

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements, including, but not limited to, our statements related to our expected total revenue and other financial and operating results for 2022 and our plans, objectives, expectations (financial and otherwise) or intentions with respect to our Prosigna, Afirma, Percepta, Envisia, LymphMark, Decipher Prostate, Percepta Nasal Swab, Percepta Genomic Atlas and Decipher Bladder tests and products, including our biopharma atlas, for use in diagnosing and treating diseases, Medicare coverage, and our commercial organization. Forward-looking statements can be identified by words such as: “appears,” "anticipate," "intend," "plan," "expect," "believe," "should," "may," "will," “positioned,” “designed” and similar references to future periods. Actual results may differ materially from those projected or suggested in any forward-looking statements. These statements involve risks and uncertainties, which could cause actual results to differ materially from our predictions, and include, but are not limited to our ability to launch, commercialize and receive reimbursement for our products, to successfully integrate the HalioDx and Decipher businesses and execute on our business plans; continue to scale our global operations and enhance our internal control environment; the impact of the COVID-19 pandemic and its variants on our business and general economic conditions; and the performance and utility of our tests in the clinical environment. Additional factors that may impact these forward-looking statements can be found under the caption “Risk Factors” in our Annual Report on Form 10-K filed on February 28, 2022, and our Quarterly Report on Form 10-Q to be filed for the three months ended March 31, 2022. Copies of these documents, when available, may be found in the Investors section of our website at www.investor.veracyte.com. These forward-looking statements speak only as of the date hereof and, except as required by law, we specifically disclaim any obligation to update these forward-looking statements or reasons why actual results might differ, whether as a result of new information, future events or otherwise.

Veracyte, the Veracyte logo, HalioDx, Decipher, Decipher GRID, Afirma, Percepta, Envisia, Prosigna, LymphMark, Immunoscore, TMExplore, Brightplex, Immunosign, “Know by Design” and “More about You” are registered trademarks of Veracyte, Inc. and its subsidiaries in the U.S. and selected countries. nCounter is the registered trademark of NanoString Technologies, Inc. in the U.S. and selected countries and used by Veracyte under license.

Note Regarding Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this press release and the accompanying tables contain, and reference certain non‐GAAP results including non-GAAP gross margin, non-GAAP operating expenses, and non-GAAP loss from operations. These measures are not meant to be considered superior to or a substitute for financial measures calculated in accordance with GAAP, and investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool.

We use non-GAAP measures to internally evaluate and analyze financial results. We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and enable comparison of our financial results with other public companies, many of which present similar non-GAAP financial measures. However, the non-GAAP measures we present may be different from those used by other companies.

We exclude amortization of acquired intangible assets, acquisition-related expenses relating to our acquisitions of Decipher Biosciences and HalioDx from certain of our non-GAAP measures. Management has excluded the effects of these items in non-GAAP measures to help investors gain a better understanding of the core operating results and future prospects of the company, consistent with how management measures and forecasts the company's performance, especially when comparing such results to previous periods or forecasts. The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non‐GAAP information and the reconciliation between these presentations, to more fully understand its business.

Reconciliations between our GAAP results and non‐GAAP financial measures are presented in the tables of this release.

VERACYTE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands of dollars, except share and per share amounts)

	Three Months Ended March 31,
	2022	2021
Revenues:
Testing revenue	$55,980	$33,078
Product revenue	2,979	3,059
Biopharmaceutical and other revenue	8,824	566
Total revenue	67,783	36,703

Operating expenses (1):
Cost of testing revenue	17,523	10,832
Cost of product revenue	1,575	1,490
Cost of biopharmaceutical and other revenue	4,615	81
Research and development	9,166	5,336
Selling and marketing	23,754	16,296
General and administrative	20,912	46,282
Intangible asset amortization	5,486	1,801
Total operating expenses	83,031	82,118
Loss from operations	(15,248)	(45,415)
Other income (loss), net	784	(248)
Loss before income taxes	(14,464)	(45,663)
Income tax benefit	(3)	(3,795)
Net loss	$(14,461)	$(41,868)
Net loss per common share, basic and diluted	$(0.20)	$(0.66)
Shares used to compute net loss per common share, basic and diluted	71,229,672	63,331,702

1. Cost of revenue, research and development, sales and marketing and general and administrative expenses include the following stock-based compensation related expenses:

	Three Months Ended March 31,
	2022	2021
Cost of revenue	$271	$131
Research and development	1,656	844
Selling and marketing	1,046	1,037
General and administrative	3,882	1,843
Total stock-based compensation expense	$6,855	$3,855

VERACYTE, INC.
CONDENSED CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2022	2021
Net loss	$(14,461)	$(41,868)
Other comprehensive loss:
Change in currency translation adjustments	(5,598)	—

Net comprehensive loss	$(20,059)	$(41,868)

VERACYTE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31,	December 31,
	2022	2021
	(Unaudited)	(See Note 1)
Assets
Current assets:
Cash and cash equivalents	$163,615	$173,197
Accounts receivable	42,481	41,461
Supplies and inventory	12,372	11,225
Prepaid expenses and other current assets	20,015	17,219
Total current assets	238,483	243,102
Property and equipment, net	16,299	15,098
Right-of-use assets, operating leases	15,663	16,043
Intangible assets, net	196,228	202,731
Goodwill	704,368	707,904
Restricted cash	749	749
Other assets	1,799	2,198
Total assets	$1,173,589	$1,187,825
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$11,273	$12,360
Accrued liabilities	38,543	39,475
Current portion of long-term debt	1,079	1,127
Current portion of deferred revenue	4,878	4,646
Current portion of acquisition-related contingent consideration	2,703	2,682
Current portion of operating lease liabilities	3,849	3,630
Current portion of other liabilities	218	231
Total current liabilities	62,543	64,151
Deferred revenue, net of current portion	278	343
Deferred tax liabilities	4,983	5,592
Acquisition-related contingent consideration, net of current portion	5,732	5,722
Operating lease liabilities, net of current portion	13,485	14,096
Other liabilities	1,378	1,407
Total liabilities	88,399	91,311
Total stockholders’ equity	1,085,190	1,096,514
Total liabilities and stockholders’ equity	$1,173,589	$1,187,825

1. The condensed consolidated balance sheet at December 31, 2021 has been derived from the audited financial statements at that date included in the Company's Form 10-K filed with the Securities and Exchange Commission dated February 28, 2022.

VERACYTE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands of dollars)

	Three Months Ended March 31,
	2022	2021
Operating activities
Net loss	$(14,461)	$(41,868)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	6,556	2,550
Stock-based compensation	6,645	3,855
Benefit from income taxes	(3)	(3,795)
Interest on end-of-term debt obligation	53	53
Noncash lease expense	587	258
Revaluation of acquisition-related contingent consideration	31	192
Effect of foreign currency on operations	131	82
Changes in operating assets and liabilities:
Accounts receivable	(3,575)	(3,748)
Supplies and inventory	(1,201)	(10)
Prepaid expenses and other current assets	(2,139)	132
Other assets	451	(58)
Operating lease liabilities	(597)	(373)
Accounts payable	(960)	1,931
Accrued liabilities and deferred revenue	(390)	238
Net cash used in operating activities	(8,872)	(40,561)
Investing activities
Acquisition of Decipher Biosciences, net of cash acquired	—	(574,411)
Purchases of property and equipment	(2,453)	(1,196)
Net cash used in investing activities	(2,453)	(575,607)
Financing activities
Proceeds from the issuance of common stock in a public offering, net of issuance costs	—	593,821
Payment of long-term debt	(100)	—
Payment of taxes on vested restricted stock units	(1,447)	(6,774)
Proceeds from the exercise of common stock options and employee stock purchases	3,537	3,965
Net cash provided by financing activities	1,990	591,012
Decrease in cash, cash equivalents and restricted cash	(9,335)	(25,156)
Effect of foreign currency on cash, cash equivalents and restricted cash	(247)	—
Net decrease in cash, cash equivalents and restricted cash	(9,582)	(25,156)
Cash, cash equivalents and restricted cash at beginning of period	173,946	349,967
Cash, cash equivalents and restricted cash at end of period	$164,364	$324,811

CASH, CASH EQUIVALENTS AND RESTRICTED CASH
(Unaudited)
(In thousands of dollars)

	March 31,	December 31,
	2022	2021
Cash and cash equivalents	$163,615	$173,197
Restricted cash	749	749
Total cash, cash equivalents and restricted cash	$164,364	$173,946

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures
(Unaudited)
(In thousands of dollars)
		Adjustments
	GAAP	Acquisition Related Expenses (1)	Intangible Assets Amortization Expense	Other	Total Non-GAAP Measure
Three Months Ended March 31, 2022
Total revenue	$67,783	$—	$—	$—	$67,783
Cost of testing revenue	17,523	53	—	—	17,470
Cost of product revenue	1,575	—	—	—	1,575
Cost of biopharmaceutical and other revenue	4,615	133	—	—	4,482
Intangible asset amortization (2)	4,953	—	4,953	—	—
Gross margin $	39,117	186	4,953	—	44,256
Gross margin %	58%				65%

Research and development	9,166	642	—	—	8,524
Selling and marketing	23,754	1,216	—	—	22,538
General and administrative	20,912	2,890	—	—	18,022
Intangible asset amortization	533	—	533	—	—
Total operating expenses excluding cost of revenue (3)	54,365	4,748	533	—	49,084
Loss from operations	$(15,248)	$4,934	$5,486	$—	$(4,828)

Three Months Ended March 31, 2021
Total revenue	$36,703	$—	$—	$—	$36,703
Cost of testing revenue	10,832	—	—	—	10,832
Cost of product revenue	1,490	—	—	—	1,490
Cost of biopharmaceutical and other revenue	81	—	—	—	81
Intangible asset amortization (2)	1,636	—	1,636	—	—
Gross margin $	22,664	—	1,636	—	24,300
Gross margin %	62%				66%

Research and development	5,336	1	—	—	5,335
Selling and marketing	16,296	57	—	—	16,239
General and administrative	46,282	35,988	—	—	10,294
Intangible asset amortization	165	—	165	—	—
Total operating expenses excluding cost of revenue (3)	68,079	36,046	165	—	31,868
Loss from operations	$(45,415)	$36,046	$1,801	$—	$(7,568)

1. Includes transaction related expenses as well as post-combination compensation expenses. 2021 adjustments consist primarily of transaction-related expenses associated with the acquisition of Decipher Biosciences. 2022 adjustments consist primarily of post-combination compensation expenses associated with the acquisition of HalioDx.

2. Includes only amortization of intangible assets identified as developed technology assets through purchase accounting transactions, which otherwise would have been allocated to cost of revenue.
3. Includes only amortization of intangible assets, which otherwise would have been allocated to research and development, selling and marketing or general and administrative expense and excludes the cost of revenue ($23.7 and $12.4 million) and the amortization of intangible assets which would have been allocated to the cost of revenue ($5.0 and $1.6 million) for 2022 and 2021 respectively.

#  #  #

Investor Contact:
Shayla Gorman
Director, Investor Relations
619-393-1545
investors@veracyte.com

Media Contact:
Tracy Morris
Vice President of Global Corporate Communications
650-380-4413
tracy.morris@veracyte.com